EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN
                          BLACK WARRIOR WIRELINE CORP.
                                       AND
                               WILLIAM L. JENKINS



         Agreement made this 18th day of September, 1996, between Black Warrior Wireline Corp., a Delaware corporation (the "Company") and William L. Jenkins (the "Executive").

         The Company is desirous of continuing the employment of the Executive as its President, Chief Executive Officer and a Director, and the Executive is desirous of continuing in the employment of the Company in those capacities.

         The Company and the Executive desire to set forth in this Agreement the terms and conditions on which the Executive will continue to be employed by the Company as its President, Chief Executive Officer and a Director with this Agreement superseding and replacing the Employment Agreement dated April 1, 1994.

         Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       EMPLOYMENT

                  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         2.       TERM

                  The  employment of the Executive by the Company as provided in
Section 1 will commence on the date hereof and end on September 30, 1999, unless further extended or sooner terminated as hereinafter provided.



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         3.       POSITION AND DUTIES

                  The Executive shall serve as President, Chief Executive Officer and a Director of the Company, and shall have such responsibilities and authority consistent with those positions as may, from time to time, be assigned to the Executive by the Board of Directors of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

         4.       PLACE OF PERFORMANCE

                  In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company located in Columbus, Mississippi, except for required travel on the Company's business.

         5.       COMPENSATION AND RELATED MATTERS

                  (a) SALARY. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a base salary at a rate of not less than $110,000 per annum in equal monthly or other installments. It is agreed that Executive's base salary for each of the two years ended September 30, 1998 and September 30, 1999 shall be increased to reflect increases in the cost of living by an amount equal to the result obtained by multiplying $110,000 by the percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers (U.S. City Average) published by the U.S. Department of Labor, Bureau of Labor Statistics, for each of the months of September 1997 and September 1998, respectively, over the Index for the month of September 1996. Such increased salary shall be payable in the same manner as the base salary.

                  (b) EXPENSES. The Company shall reimburse Executive for all normal, usual and necessary expenses incurred by Executive in furtherance of the business and affairs of the Company against receipt by the Company of appropriate vouchers or other proof of the Executive's expenditures and otherwise in accordance with such expense reimbursement policy as may, from time to time, be adopted by the Board of Directors of the Company.

                  (c) OTHER BENEFITS. The Company shall maintain in full force and effect, and the Executive shall be entitled to participate in, all of its employee benefit plans and arrangements in effect on the date hereof or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including, without limitation, each pension and retirement plan and arrangement, supplemental pension and retirement plan and arrangement, stock option plan, life insurance and health and accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan and vacation plan). The Company shall not

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make any changes in such plans or arrangements  which would adversely affect the
Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this Section.


                  (d) VACATIONS. The Executive shall be entitled to vacation in accordance with the Company's existing policies. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

                  (e) SERVICES FURNISHED. The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

                  (f) OPTIONS. Subject to execution of this Agreement, Executive shall be granted an option to purchase 100,000 shares of the Company's Common Stock, exercisable for a period of ten (10) years at an exercise price of $2.00 per share (a price determined to be not less than the fair market value of the Common Stock on September _____, 1996). Such option shall be immediately fully exercisable. Provided the Company's operating results equal or exceed 85% of the benchmark operating results agreed to between the Company and the Executive, the Executive shall be granted as of the last day of the fiscal year as to which such benchmark operating results relate, an option to purchase an additional 50,000 shares of the Company's Common Stock. Such option shall be exercisable for a period of ten (10) years at a price equal to the closing bid price of the Company's Common Stock on the last business day of such fiscal year. The grant of the foregoing option shall not preclude the participation of the Executive in any other stock option plan of the Company.

         6.       OFFICES

                  The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a Director of any of the Company's subsidiaries and in one or more executive offices of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by
Article VII of the Company's By-Laws. Executive agrees that, upon

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termination of his  employment  with the Company for any reason  whatsoever,  he will resign from all positions as an executive officer and Director of the Company and all of its subsidiaries.


         7.       CONFIDENTIAL INFORMATION

                  Executive covenants and agrees that he will not (except as required in the course of his employment), while in the employment of the Company or thereafter, communicate or divulge to, or use for the benefit of himself, or any other person, firm, association or corporation, without the consent of the Company, any information concerning any inventions, discoveries, improvements, processes, formulas, apparatus, technology, expertise, technological know-how, equipment, methods, trade secrets, research, secret data, costs or uses or purchasers of the Company's products or services, or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by the Executive in the course of, or as a result of, his employment with the Company. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, which the Executive shall use or prepare or come into contact with, shall remain the sole property of the Company.

         8.       COMPETITION

                  (a) During the period of the Executive's employment by the Company, and, in the event Executive terminates his employment prior to the termination date of this Agreement provided in Section 2 hereof, for a period of eighteen (18) months after such employment, in the event Executive terminates his employment prior to the termination date of this Agreement provided in
Section 2 hereof, Executive will not (i) engage in; (ii) have any interest in any person, firm, or corporation that engages in; or (iii) perform any services for any person, firm, or corporation that engages in competition with the Company, or any of its subsidiaries in the development, research relating to, manufacture, processing, marketing, distribution, or sale of any products or services that were the subject of activities of the Company, or any of its subsidiaries, at any time during the period of his employment by the Company, in any area in which such business shall be carried on.

                  (b) In the event Executive terminates his employment prior to the termination date of this Agreement provided in Section 2 hereof, Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company during the period of Executive's employment by the Company and for a period of two (2) years thereafter.

                  (c) Notwithstanding any provision of this Section 8 to the contrary, Executive may own no more than three percent (3%) of the total shares of all classes of stock outstanding of

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any corporation  having  securities  registered with the Securities and Exchange
Commission pursuant to the Securities Exchange Act of 1934.


                  (d) Executive represents that his experience and capabilities are such that the provisions of this Section 8 will not prevent him from earning a livelihood.

         9.       TERMINATION

                  Notwithstanding any provision of this Agreement to the contrary, Executive's employment shall terminate upon his death, and the Company at any time may terminate his employment by giving him written notice of such termination (i) for cause, as hereinafter defined; (ii) if Executive shall violate any of the provisions of Sections 7 or 8 hereof; or (iii) if Executive shall become physically or mentally incapacitated and by reason thereof unable to perform his duties here under for a period of ninety (90) consecutive days. For the purpose of clause (i) of this subsection 9, "for cause" shall mean any of the following events: (x) conviction in a court of law of any crime or offense involving money or other property of the Company, or any of its subsidiaries, or any felony, or (y) violation of specific written directions of the Board of Directors of the Company, provided, however, no discharge shall be deemed "for cause" under this clause (y) unless Executive shall have first received written notice from the Board of Directors of the Company advising of the acts or omissions that constitute such violation, and such violation continues uncured for a period of thirty (30) days after Executive shall have received such notice.

         10.      SUCCESSORS; BINDING AGREEMENT

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) This Agreement, and all rights of the Executive hereunder, shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die

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 while any amounts  would still be payable to him  hereunder if he had continued
to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.


         11.      NOTICE

                  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  William L. Jenkins
                  432 Old Country Lane
                  Columbus, Mississippi  39201


                  If to the Company:

                  Black Warrior Wireline Corp.
                  3748 Highway #45 North
                  Columbus, Mississippi  39701


or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12.      MISCELLANEOUS

                  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement supersedes and replaces the Employment Agreement dated April 1, 1994 between the Company and Executive which agreement and all

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options agreed to be granted  thereunder is herewith  terminated.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Mississippi.


         13.      VALIDITY

                  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14.      COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         15.      ARBITRATION

                  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Jackson, Mississippi, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.



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         IN WITNESS  WHEREOF,  the parties have executed  this  Agreement on the date and year first above written.


                                        Black Warrior Wireline Corp.




                                         By:
                                            ------------------------------------

Attest                                  Name:
                                        Title:






                                        ----------------------------------------
                                         William L. Jenkins